                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

AVANIR Pharmaceuticals:

We consent to the incorporation by reference in this Registration Statement of AVANIR Pharmaceuticals, (a development stage enterprise) (the "Company") on Form S-8 of our report dated December 21, 1999 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the status of the Company as a development stage enterprise, the Company's ability to continue as a going concern, and the Company as a defendant in certain lawsuits), appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

San Diego, California
May 30, 2000